Exhibit 99.5
EXECUTION COPY
RATIFICATION AGREEMENT
     RATIFICATION AGREEMENT, dated as of April 10, 2006 (this “Agreement”), among LJH, LTD., a Texas limited partnership, with offices located at 377 Neva Lane, Denison, Texas 75020 (together with its successors and assigns, the “Lender”), AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation (“AID”), BRICE MANUFACTURING COMPANY, INC., a California corporation (“Brice”), TIMCO AVIATION SERVICES, INC., a Delaware corporation (“Parent”), TIMCO ENGINE CENTER, INC., a Delaware corporation (“Engine”), TIMCO ENGINEERED SYSTEMS, INC., a Delaware corporation (“Engineered Systems”), and TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation (“TIMCO”; AID, Brice, Parent, Engine, Engineered Systems and TIMCO each individually being referred to herein as a “Borrower” and collectively as the “Borrowers”, AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation (“Distribution Services”), AVIATION SALES LEASING COMPANY, a Delaware corporation (“Leasing”), AVIATION SALES PROPERTY MANAGEMENT CORP., a Delaware corporation (“Property Management”), AVS/CAI, INC., a Florida corporation (“AVS/CAI”), AVS/M-1, INC., a Delaware corporation (“AVS/M-1”), AVS/M-2, INC., a Delaware corporation (“AVS/M-2”), AVS/M-3, INC., an Arizona corporation (“AVS/M-3”), AVSRE, L.P., a Delaware limited partnership (“AVSRE”), HYDROSCIENCE, INC., a Texas corporation (“Hydroscience”), TMAS/ASI, INC., an Arkansas corporation (“TMAS/ASI”), and WHITEHALL CORPORATION, a Delaware corporation (“Whitehall”; Distribution Services, Leasing, Property Management, AVS/CAI, AVS/M-1, AVS/M-2, AVS/M-3, AVSRE, Hydroscience, TMAS/ASI and Whitehall each being individually referred to herein as a “Guarantor” and collectively as the “Guarantors”; the Borrowers and the Guarantors each being individually referred to herein as a “Company” and collectively as the “Company”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Amended and Restated Financing Agreement, dated as of April 8, 2005, among Monroe Capital Advisors, LLC (“Monroe”) and the Companies, Monroe made certain Term Loans (as defined in the Financing Agreement referred to below) to the Borrowers (such Financing Agreement, as amended and in effect on the date hereof, the “Financing Agreement”);
     WHEREAS, pursuant to the Assignment and Acceptance (the “Assignment and Acceptance”) dated as of April 10, 2006, among Monroe, Fortress Credit Opportunities I LP (“Fortress”) and Monroe Investments, Inc., as assignors (collectively, the “Assignors”), and the Lender, as assignee, the Assignors have sold, transferred and assigned to the Lender, and the Lender has purchased, assumed and accepted from the Assignors, all of the Assignors’ rights, interests and obligations in and under the Loan Documents (as defined in the Financing Agreement) including all of the Term Loans;
     WHEREAS, the Lender has been expending significant efforts and funds to assist the Companies in an attempt to resolve existing defaults under the Financing Agreement and the CIT Financing Agreement (as defined in the Financing Agreement); and

     WHEREAS, the Companies will derive substantial direct and indirect benefit from the Assignment and Acceptance, the Transaction Agreement dated on April 10, 2006, among the Lender, Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Fund, Ltd., Owl Creek Overseas Fund II, Ltd. and TAS Holding Inc., and the transactions contemplated thereby.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	Defined Terms. Capitalized terms used herein and defined in the Financing Agreement or in this Agreement shall have the meanings given to such terms in the Financing Agreement or in this Agreement, as applicable.

SECTION 2.	Ratification of Obligations Under the Loan Documents. Each of the Companies hereby (a) acknowledges and agrees that, immediately prior to the effective date of the Assignment and Acceptance (the “Assignment Effective Date”), (i) the outstanding principal amount of the Term Loan A-1 is $8,158,314.57 and the aggregate amount of accrued and unpaid cash interest and PIK interest on the Term Loan A-1 at the pre-default rate is $31,979.75, (ii) the outstanding principal amount of the Term Loan A-2 is $7,138,507.47 and the aggregate amount of accrued and unpaid cash interest and PIK interest on the Term Loan A-2 at the pre-default rate is $27,982.20, and (iii) the outstanding principal amount of the Term Loan B is $2,627,508.00 and the aggregate amount of accrued and unpaid cash interest and PIK interest on the Term Loan B at the pre-default rate is $9,496.71; (c) the aggregate outstanding default interest on the Term Loans is $319,466.38; and (d) acknowledges and agrees that upon the occurrence of the Assignment Effective Date, the Lender shall be the sole “Lender” under the Financing Agreement and the other Loan Documents in all respects and for all purposes, and the Obligations shall be due and payable to the Lender as provided in the Loan Documents without any offset, deduction, defense, recoupment or counterclaim.

2.1	Ratification of Liens Under the Loan Documents. Each Company hereby (a) acknowledges, confirms, ratifies and reaffirms all of the security interests and liens created under the Loan Documents in effect on the date hereof to which it is a party; (b) represents and warrants and covenants and agrees that all of such security interests and liens constitute valid, enforceable, perfected, security interests and liens in and to the Collateral in favor of the Lender with the priority required by the Loan Documents, and (c) authorizes the Lender to create (or cause to be created) and file (or cause to be filed) or record (or cause to be recorded), in each case at such Company’s sole cost and expense, any and all UCC-3 amendments, UCC-3 assignments, and UCC-1 financing statements in any jurisdiction to further perfect, protect and preserve the security interests and liens created under the Collateral Documents in favor of the Lender.

2.2	Reaffirmation of Obligations. Each Company hereby ratifies and reaffirms all of its obligations under the Loan Documents and agrees that each of the Loan

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Documents to which it is a party is and shall be enforceable against such Company by the Lender in accordance with its terms.

2.3	No Set-Off, Etc. Each Company hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by such Company under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, recoupment, or defense (or other right, remedy, or basis having a similar effect) available to such Company with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

2.4	Release of Claims. Each Company, by executing this Agreement, hereby acknowledges and agrees that none of the Companies has any offsets, defenses, claims, recoupments, causes of action (whether in tort, contract or otherwise) or counterclaims against the Lender or any of the Lender’s officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns with respect to the Obligations or the Loan Documents, and that if such Company now has, or ever did have, any offsets, defenses, claims, recoupments, causes of action (whether in tort, contract or otherwise) or counterclaims against the Lender or any of the Lender’s officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement which directly or indirectly arise from or relate to the Obligations or any of the Loan Documents or any of the transactions contemplated thereby (collectively, “Claims”), all such Claims are hereby irrevocably and unconditionally WAIVED, and each Company hereby irrevocably and unconditionally RELEASES the Lender and the Lender’s partners, officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, and assigns from all such Claims and any liability therefor. Each Company covenants that it will not sue the Lender or any of the Lender’s officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns with respect to any Claim released hereunder. Notwithstanding the foregoing, nothing contained in this Section 2.4 shall release any of the Companies from their rights of contribution among each other pursuant to Section 12.4 of the Financing Agreement.

2.5	Further Assurances. Each Company shall execute and deliver to the Lender all additional documents, instruments, and agreements that the Lender may require in order to create, perfect or establish the priority of any Liens created under the Collateral Documents and the Collateral granted therein and to otherwise give effect to the terms and conditions of this Agreement and the Assignment and Acceptance.

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SECTION 3.	Miscellaneous.

3.1	Costs and Expenses. The Companies shall pay on demand all costs and expenses of the Lender, including without limitation, reasonable attorneys’ fees, incurred by the Lender in connection with this Agreement, the Assignment and Acceptance or any of the transactions contemplated hereby or thereby.

3.2	Interpretation. In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:
(a)	The captions of this Agreement are for purposes of convenience only, and shall not be used in construing the intent of the Lender and the Companies under this Agreement.

(b)	Nothing contained in this Agreement shall constitute a waiver of any Event of Default or Default under the Financing Agreement or any of the other Loan Documents, whether now existing or hereafter arising, or a waiver of any of the Lender’s rights or remedies under any of the Loan Documents.

3.3	Binding Agreement. This Agreement shall be binding upon the Companies and their respective successors and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns.
3.4	Counterparts. This Agreement may be executed in separate counterparts (including counterparts delivered by facsimile or e-mail), each of which when so executed and delivered shall be an original, and both of which together shall constitute one instrument.
3.5	Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

COMPANIES: AIRCRAFT INTERIOR DESIGN, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

BRICE MANUFACTURING COMPANY, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

TIMCO AVIATION SERVICES, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

TIMCO ENGINE CENTER, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

TIMCO ENGINEERED SYSTEMS, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

TRIAD INTERNATIONAL MAINTENANCE CORPORATION
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

AVIATION SALES DISTRIBUTION SERVICES COMPANY
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

AVIATION SALES LEASING COMPANY
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

AVIATION SALES PROPERTY MANAGEMENT CORP.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

AVS/CAI, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

AVS/M-1, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

AVS/M-2, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

AVS/M-3, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

AVSRE, L.P.
By:	Aviation Sales Property Management Corp., its general partner

By:
Name: Kevin Carter
Title: Senior Vice President-Finance

HYDROSCIENCE, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

TMAS/ASI, INC.
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

WHITEHALL CORPORATION
By:
	Name:	Kevin Carter
	Title:	Senior Vice President-Finance

LENDER: LJH, LTD.
By:	DLH Management, L.L.C., its general partner

By:
Lacy Harber, President